                                                                    Exhibit 10.3

                              INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT (the "Agreement") is entered into on this 3rd day of October, 2002, by and between Hydro Med Sciences, Inc., a Delaware corporation (the "Company"), and Paladin Labs Inc., a Canadian corporation (the "Investor").

                                   BACKGROUND

     The Company desires to agree to issue and sell shares of its capital stock to the Investor and the Investor desires to agree to purchase such shares from the Company on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   AGREEMENT TO SELL AND PURCHASE.

     1.1. Initial Equity Investment.

          (a) In the event that the Company raises at least Ten Million US Dollars ($10,000,000) in the aggregate (the "Minimum Funding Amount") in one or more equity financing transactions consummated after the date of this Agreement and prior to June 30, 2003, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, such number of shares of the same class and series of capital stock that are sold in the equity financing transaction in which the Company meets or exceeds the Minimum Funding Amount as is equal to One Million US Dollars ($1,000,000) divided by the price per share paid in such financing for an aggregate purchase price of One Million US Dollars ($1,000,000).

          (b) In connection with any equity financing transaction consummated after the date of this Agreement and prior to June 30, 2003, if the Company has not raised the Minimum Funding Amount upon the consummation of such transaction, the Investor shall have the option to purchase from the Company such number of shares of the same class and series of capital stock that are sold in such financing transaction as is equal to One Million US Dollars ($1,000,000) divided by the price per share paid in such financing for an aggregate purchase price of One Million US Dollars ($1,000,000); provided, however, that if the Investor does not invest at least One Million US Dollars ($1,000,000) in the Company by June 30, 2003, then the Company shall have the right to terminate that certain License Agreement by and between the Company and the Investor dated as of the date hereof (the "License Agreement") pursuant to Section 13.2(d) thereof.

          (c) The shares purchased by the Investor pursuant to Sections l(a) or l(b) are referred to herein as the "Initial Shares."


                                  CONFIDENTIAL                                 1

     1.2. Subsequent Equity Investment.

     The Company shall have the option to issue and sell to the Investor, and upon the exercise of such option by the Company, the Investor shall purchase from the Company, (i) such number of shares of the same class and series of capital stock that were sold in the then most recently completed equity financing of the Company as is equal to Five Hundred Thousand US Dollars ($500,000) divided by the per share price paid in such financing, or (ii) if the Company's common stock is then listed on a national securities exchange or is quoted on NASDAQ or another quotation and reporting service, then such number of shares of common stock as is equal to Five Hundred Thousand US Dollars ($500,000) divided by the then current market price (based on the last reported sales price, if listed on an exchange, or the average of the last reported bid and ask prices, if otherwise quoted) of the common stock (the "Subsequent Shares") for an aggregate purchase price of Five Hundred Thousand US Dollars ($500,000); provided, however, that the Company may only exercise this option upon the receipt of Regulatory Approval (as such term is defined in the License Agreement) to market the Product (as such term is defined in the License Agreement) within Canada and each of its territories for use in the treatment of prostate cancer.

2.   CLOSINGS.

     2.1. Initial Closing.

     The purchase and sale of the Initial Shares shall take place at such time as the Company and the Investor shall mutually agree (which date shall be no later than thirty (30) days after the closing of the financing transaction in connection with which such shares are being purchased the "Financing")) at the offices of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassat Road, Berwyn, PA 19312, or at such other place as the Company and the Investor may mutually agree (which time and place are designated the "Initial Closing"). At the Initial Closing, the Company shall deliver to the Investor a certificate representing the Initial Shares which the Investor is purchasing against delivery to the Company by the Investor of a certified check or bank wire in the amount of the purchase price therefor payable to the Company's order in immediately available funds.

     2.2. Subsequent Closing.

     The purchase and sale of the Subsequent Shares shall take place at such time as the Company and the Investor shall mutually agree (which date shall be no later than ten (10) days after the Company notifies the Investor of its exercise of its option to issue and sell the Subsequent Shares) at the offices of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassat Road, Berwyn, PA 19312, or at such other place as the Company and the Investor may mutually agree (which time and place are designated the "Subsequent Closing", together with the Initial Closing, the "Closings"). At the Subsequent Closing, the Company shall deliver to the Investor a certificate representing the Subsequent Shares which the Investor is purchasing against delivery to the Company by the Investor of a certified check or bank wire in the amount of the purchase price therefor payable to the Company's order in immediately available funds.


                                  CONFIDENTIAL                                 2

     2.3. Terms and Conditions of Sale of Shares.

          (a) The sale of the Initial Shares shall be upon the same terms and conditions as those contained in the Stock Purchase Agreement entered into between the Company and the purchasers of its capital stock in the Financing (the "Stock Purchase Agreement"), and the Investor shall become a party to, and execute a counterpart signature page to, such Stock Purchase Agreement and all other agreements entered into by the Company and the purchasers of its capital stock in connection with the Financing (the "Ancillary Agreements"), and shall have the rights and obligations of a purchaser. Notwithstanding anything to the contrary in the Ancillary Agreements, upon joining the Ancillary Agreements the Investor shall have the right to have one representative attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity, to receive notice of such meetings and to receive quarterly financial statements of the Company; provided, however, that the Company may require as a condition precedent to the Investor's rights under this Section 2.3(a) that the Investor and any such representative proposing to attend any meeting of the Board of Directors and each person that shall have access to any of the information provided by the Company to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information received during such meetings or otherwise; and, provided further, that the Company reserves the right not to provide information and to exclude the Investor from any meeting or portion thereof if delivery of such information or attendance at such meeting by the Investor would result in disclosure of trade secrets to the Investor.

          (b) If the Company's common stock is not then listed on a national securities exchange or is not quoted on NASDAQ or another quotation and reporting service, the sale of the Subsequent Shares shall be upon the same terms and conditions as those contained in the stock purchase agreement entered into between the Company and the purchasers of its capital stock in the then most recently completed equity financing of the Company (the "Subsequent Stock Purchase Agreement"), and the Investor shall become a party to, and execute a counterpart signature page to, such Subsequent Stock Purchase Agreement and all other agreements entered into by the Company and the purchasers of its capital stock in connection with such financing (the "Subsequent Ancillary Agreements"), and shall have the rights and obligations of a purchaser thereunder.

          (c) If the Company's common stock is then listed on a national securities exchange or is quoted on NASDAQ or another quotation and reporting service, the sale of the Subsequent Shares shall be upon the terms and conditions of a subscription agreement that will contain provisions customary in such transactions (the "Subscription Agreement," collectively with the Stock Purchase Agreement, the Ancillary Documents and the Subsequent Stock Purchase Agreement, the "Transaction Documents").

3.   REPRESENTATIONS AND WARRANTIES.

     3.1. Representations and Warranties of Company.

     The Company represents and warrants to the Investor as follows:


                                  CONFIDENTIAL                                 3

          (a) Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

          (b) Authorization. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement does not conflict with, or result in the breach or violation of the terms, conditions or provisions of, or constitute a default (or an event with which the giving of notice or passage of time, or both could result in a default) under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or the Bylaws of the Company.

          (c) Validity of Securities. The Initial Shares and the Subsequent Shares (together, the "Shares"), when issued, sold and delivered by the Company in accordance with the terms of this Agreement, will be duly and validly issued, fully-paid and nonassessable and free and clear of any liens and encumbrances. Except as set forth in the Investor Rights Agreement dated December 27, 2001 among the Company and Investors named therein and in the Ancillary Agreements, there are no statutory, contractual or other preemptive rights or rights of first refusal with respect to the issuance and sale of the Shares.

          (d) Authorized and Issued Stock. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 20,000,000 shares of Preferred Stock, $.001 par value. Immediately prior to the Closing, 10,000,000 shares of Common Stock and 7,000,000 of Preferred Stock are issued and outstanding and except as set forth on Schedule
3.1 (d), there are a) no outstanding securities, options or other rights to acquire any capital stock or securities of the Company and b) no agreements made by or known to the Company respecting the voting of any shares of the Company's capital stock.

          (e) Rights of Common Stock. The Shares shall have the rights, preferences, privileges and restrictions of the common stock provided in the Company's Restated Certificate of Incorporation. The Company will furnish the Investor with copies of its Restated Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the Closing Date.

          (f) Compliance with Law. The Company is, and all aspects of its business are, conducted in compliance with all applicable laws, ordinances and regulations, inclusive of those of any administrative boards or agencies or other public authorities having jurisdiction, the non-compliance with which would have material adverse effects on the Company or its operations.

          (g) Financial Statements. The Company will deliver to the Investor the audited consolidated financial statements of the Company for the year ended December 31,2001 and the audited or if not available, the unaudited financial statements for the quarter ended June


                                  CONFIDENTIAL                                 4

30, 2002 (hereinafter collectively referred to as "Financial Statements"). The Financial Statements:

               (i) reflect accurately in all material respects the transactions entered into the books and accounts of the Company, as at the dates thereof;

               (ii) present fairly in all material respects the assets, liabilities, retained earnings, profit and loss and financial position of the Company as at the dates thereof;

               (iii) have been prepared in accordance with generally accepted accounting principles, consistently applied, except for the absence of footnote information in the Company's unaudited Financial Statements; and

               (iv) except to the extent reflected or reserved against thereon, the Company does not have on the dates thereof any liabilities or obligations of any nature, whether direct or indirect, accrued, absolute, contingent, unasserted or otherwise, known or unknown, fixed or unfixed, liquidated or unliquidated including, without limitation, federal, provincial, local, municipal or other tax liabilities due or to become due or penalties, assessments or interest charges in respect thereof, or unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments, except for liabilities that have been incurred in the ordinary course of the Company's business since June 30, 2002 or liabilities which, in the aggregate, are not material.

          (h) No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any provision of the Restated Certificate of Incorporation or Bylaws of Hydro Med or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Hydro Med, its properties or assets, which conflict, violation, default or right would have a material adverse effect on the business, properties, prospects or financial condition of Hydro Med.

          (i) Title to Assets. The Company has good and marketable title to its material properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not yet due and payable or which are being contested in good faith, and possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

          (j) Litigation. There are no pending or, to the best of Hydro Med's knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which Hydro Med is a party or by which any material portion of its assets, taken as a whole, may be bound, which Litigation, if adversely determined, would have a material adverse effect on the business, properties, prospects or financial condition of Hydro Med. Hydro Med is not a party or subject to the provisions of any


                                  CONFIDENTIAL                                 5
order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by Hydro Med currently pending or that Hydro Med intends to initiate.

          (k) No material default. Hydro Med is not in violation of or default under any provision of (a) its Restated Certificate of Incorporation or Bylaws or (b) any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise or license to which it is a party of by which it is bound or (c) any federal or state judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Hydro Med, except with respect to clauses (b) and (c) above, such violations or defaults as would not have a material adverse effect on the business, properties, prospects or financial condition of Hydro Med.

          (1) Disclosure. No representation or warranty of Hydro Med contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement not misleading in light of the circumstances under which they were made.

          (m) Solvency, no default. As of this date the Company has sufficient funds and cask flow to pay its debts and other liabilities as they become due, and the Company is not in default with respect to any material debt or liability.

          (n) No bankruptcy. There has not been filed any petition or application, or any proceeding commenced which has not been discharged, by or against the Company with respect to any assets of the Company under any law, domestic or foreign, relating to bankruptcy, reorganization, fraudulent transfer, compromise, arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment has been made by the Company for the benefit of its creditors.

     3.2. Representations and Warranties of Investor.

     The Investor represents and warrants to the Company as follows:

          (a) Organization and Standing. The Investor is a corporation duly organized and validly existing under the laws of Canada.

          (b) Authorization. The execution, delivery and performance of this Agreement by the Investor has been duly authorized by all requisite corporate action (including approval to purchase the Initial Shares and the Subsequent Shares (collectively, the "Shares")), and this Agreement constitutes the legal, valid and binding obligation of the Investor enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement does not conflict with, or result in the breach or violation of the terms, conditions or provisions of, or constitute a default (or an event with which the giving of notice or passage of time, or both could result in a default) under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or the Bylaws of the Investor.


                                  CONFIDENTIAL                                 6

          (c) Purchase for Investment. The Investor shall be purchasing the Shares for investment for Investor's own account only and not with a view to, or for resale in connection with any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Investor will not sell, pledge, grant an interest in or otherwise transfer the Shares or any part thereof unless (a) the Shares are registered under the Securities Act and any other applicable securities act, or (b) in the opinion of counsel to the Company, an exemption from the registration requirements of the Act and any other applicable securities act is available and such transfer complies with the provisions of Regulation S as promulgated by the United States Securities and Exchange Commission under the Securities Act.

          (d) Investor Suitability Standards. The Investor represents, warrants, covenants and acknowledges that neither the Company nor any person acting on its behalf offered to sell the Shares by means of a form of general advertising or conducted any direct selling efforts in the United States with respect to the Shares.

          (e) Investment Experience. The Investor is aware of the Company's business affairs and financial condition, has had sufficient opportunity to ask questions of and receive answers from representatives of the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Shares. The Investor is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters as to capable of evaluating the merits and risks of investing in the Shares, including a complete loss of its investment.

          (f) Foreign Investor. The Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restriction applicable to such purchase of the Shares; (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Investor's purchase and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities; or other laws of its jurisdiction.

          (g) Holding Periods; Legends. The Investor further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor understands that such Shares, when issued, will be imprinted with a legend that prohibits the transfer of such Shares, unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (h) Restricted Shares. The Investor acknowledges that the Shares, when issued, shall not have been registered under the Securities Act or any other applicable securities act and are characterized as "restricted securities". Under the Securities Act and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with


                                  CONFIDENTIAL                                 7

Regulation S of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          (i) No Market. The Investor further understands that, at the time the Investor wishes to sell the Shares, there may be no public market upon which to make such a sale.

4. COVENANTS OF INVESTOR IN CONNECTION WITH CLOSINGS.

     4.1. In connection with the Closings:

          (a) Performance. The Investor shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Investor on or before the Closings.

          (b) Consents. The Investor shall use its best efforts to obtain all approvals and consents required to be obtained by the Investor in order to consummate the purchase and sale of the Shares contemplated hereby.

          (c) Fulfillment of Conditions; Compliance with Agreement. The Investor shall use commercially reasonable efforts to fulfill the conditions applicable to it set forth in the Transaction Documents, including the execution and delivery of the Transaction Documents and the taking of such actions as may be necessary to fulfill such conditions. The Investor shall also use commercially reasonable efforts to do all such acts and take all such measures as may be reasonably necessary, proper or advisable to comply with the representations, agreements, conditions and other provisions of this Agreement and the Transaction Documents and consummate the purchase and sale of Shares as contemplated hereby.

5. MISCELLANEOUS.

     5.1. Governing Law.

     This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in Delaware.

     5.2. Successors and Assigns.

     This Agreement shall bind and benefit the successors, assigns, heirs, executors and administrators of the parties (including without limitation, any successor corporation to the Company). The rights of the Investor under this Agreement may not be assigned without the written consent of the Company.

     5.3. Entire Agreement.

     This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the Investor's purchase and the Company's sale of the Shares, supercede all prior agreements and understandings with


                                  CONFIDENTIAL                                 8
respect to the Company's sale of the Shares, and may be amended only in a writing signed by the Company and the Investor.

     5.4. Severability.

     If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.5. Amendments and Modifications

     This Agreement may be amended, waived, changed, modified or discharged only by an agreement in writing signed by all of the parties.

     5.6. Delays or Omissions.

     It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on either the Company's or the Investor's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party shall be cumulative and not alternative.

     5.7. Notices.

     All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Investor at the address set forth on the signature page hereto or at such other address as the Company or the Investor may designate by ten (10) days advance written notice to the other parties hereto.

     5.8. Attorneys' Fees,

     In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect


                                  CONFIDENTIAL                                 9
to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     5.9. Titles and Subtitles.

     The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

     5.10. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute a single agreement.

     5.11. Finder's Fees.

     Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with the transactions contemplated by this Agreement. The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of the Investor's officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     5.12. Pronouns.

     All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

     5.13. Further Actions.

     The parties shall take such actions and execute and deliver such instruments and documents as may reasonably be required from time to time to effect and complete the transactions contemplated by this Agreement, including, without limitation, the Stock Purchase Agreement, the Investors Rights Agreement and the Co-Sale Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]


                                  CONFIDENTIAL                                10

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                    COMPANY

                                        HYDRO MED SCIENCES, INC.
                                        8 Clark Drive
                                        Cranbury, NJ 08512


                                        By: /s/ David Tierney
                                            ------------------------------------
                                        Name: David Tierney
                                        Title: President & CEO


                                    INVESTOR

                                        PALADIN LABS INC.
                                        6111 Royalmount Avenue
                                        Suite 102
                                        Montreal, Quebec, H4P 2T4


                                        By: /s/ Jonathan Goodman
                                            ------------------------------------
                                        Name: Jonathan Goodman
                                        Title: President & CEO


                                  CONFIDENTIAL                                11

                                 Schedule 3.l(d)

                                 Capitalization


                                                                       Percent
                                                                 -------------------
                                           Number of Common                 Fully
                                        Stock Equivalents Held   Basic   Distributed
                                        ----------------------   -----   -----------
Preferred Stockholders

SMH Hydro Med LLC(l)                           4,000,000          23.5%      21.4%
Corporate Opportunities Fund, L.P. (1)         2,000,000          11.8%      10.7%
Wheatley Medtech Partners, L.P.                1,000,000           5.9%       5.3%
                                              ----------         -----      -----
   Total preferred shares                      7,000,000          41.2%      37.4%

Common Stockholders

GP Strategies (2)                             10,000,000          58.8%      53.5%
                                              ----------         -----      -----
   Total shares outstanding                   10,000,000         100.0%      90.9%
                                                                 =====

Option Holders

Incentive stock option pool                    1,700,000                      9.1%
                                              ----------                    -----
Total fully distributed shares                18,700,000                    100.0%
                                              ==========                    =====

----------
(1)  Affiliate of Sanders Morris Harris, Inc.

(2) Corporate Opportunities Fund, L.P. has the option to exchange the Notes (as defined below) for 1,999,000 shares of common stock currently held by GP Strategies.

          On July 7, 2000, GP Strategies, in a transaction with Corporate Opportunities Fund, L.P. (an affiliate of Sanders Morris Harris), received approximately $2.6 million in exchange for 6% Convertible Exchangeable Notes due June 30, 2003 (the "Notes"). The Notes, at the option of the holders, may be exchanged for 1,999,000 shares of common stock of the Company currently held by GP Strategies. The holders of the Notes can convert or exchange at any time prior to June 30, 2003.


                                  CONFIDENTIAL                                12